Exhibit 3.1 Articles of Incorporation

P08000017397 FILED
February 18, 2008 Sec. Of State
jshivers

Electronic Articles of Incorporation For

1ST & 10 PROPERTIES, CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is1ST & 10 PROPERTIES,CORP.

Article II

The principal place of business address:
7918 INDIGO RIDGE TERRACE
BRADENTON, FL. 34201

The mailing address of the corporation is:
7918 INDIGO RIDGE TERRACE
BRADENTON, FL. 34201

Article III
The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:
50,000,000

Article V
The name and Florida address of the registered agent is:
JOSEPH KANDEL
7918 INDIGO RIDGE TERRACE
BRADENTON, FL. 34201

P08000017397 FILED
February 18, 2008 Sec. Of State
jshivers

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JOSEPH KANDEL

Article VI
The name and address of the incorporator is:
JOSEPH KANDEL
7918 INDIGO RIDGE TERRACE
BRADENTON, FL 34201

Incorporator Signature: JOSEPH KANDEL

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
JOSEPH KANDEL
7918 INDIGO RIDGE TERRACE BRADENTON, FL. 34201

Title: COO
BARBARA SHAPIRO
28 LA GORGE
CHESTERFIELD, MO. 63017

Article VIII

The effective date for this corporation shall be:
02/19/2008